UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2006

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11512	04-2857552
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Drydock Avenue
Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On August 30, 2006, Satcon Technology Corporation (the “Company”) received a notification from the Nasdaq Listings Qualification Department that the Company has failed to satisfy a continued listing requirement of The Nasdaq Global Market because the market value of the Company’s listed securities has fallen below $50,000,000 for 10 consecutive business days pursuant to Nasdaq Marketplace Rule 4450(b)(1)(A).

Nasdaq also informed the Company that it failed to comply with Nasdaq Marketplace Rule 4450(b)(1)(B), which requires total assets and total revenue of $50,000,000 each for the most recently completed fiscal year or two of the last three most recently completed fiscal years.  Under the Nasdaq Global Market Continued Inclusion Requirements, the Company may maintain its listing qualification without complying with this requirement if it is in compliance with Nasdaq Marketplace Rule 4450(b)(1)(A) with respect to the market value of its listed securities being at least $50,000,000.

Pursuant to Nasdaq Marketplace Rule 4450(e)(4), the Company has been provided a period of 30 calendar days, or until September 29, 2006, to regain compliance.   In the event the Company does not regain compliance by September 29, 2006, the Company has the right to appeal a staff determination to delist the Company’s securities and the Company’s securities will remain listed until completion of the appeal process.  In addition, in the event the Company cannot meet the requirements for continued listing on The Nasdaq Global Market, it may apply to transfer to The Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: September 1, 2006	By:	/s/ David B. Eisenhaure
David B. Eisenhaure
President, Chief Executive Officer